 Exhibit 99.1

  FOR IMMEDIATE RELEASE
Contacts: David Christensen, CFO
507-387-3355
Jennifer Spaude, Investor Relations
507-386-3765

HickoryTech Reports Fourth Quarter and Fiscal 2013 Results

•	Fiscal 2013 revenue of $189 million was up 3 percent
•	Full year EBITDA grew 2 percent to $47 million
•	Fiber and data revenue grew 5 percent in fourth quarter, 11 percent for 2013
•	Closed on favorable, amended credit agreement
•	Increased fourth quarter cash dividend
•	Rebranded all products and services as Enventis

MANKATO, Minn., March 3, 2014 — HickoryTech Corporation (NASDAQ: HTCO) today reported fourth quarter revenue of $46.2 million.  Net income for the fourth quarter totaled $1.9 million, and earnings per share totaled $0.14 per diluted share.

"For the quarter and full year we delivered strong Fiber and Data revenue growth, a key objective in our plan to expand fiber access networks and further diversify our company's revenue stream," said John Finke, HickoryTech's president and chief executive officer.  "More than three-fourths of our revenue is from business and broadband services and our Fiber and Data segment revenue is now larger than our Telecom Segment revenue, signifying Enventis' strong position as a leading business and broadband provider.  Looking forward, we are focused on increasing our profitability, growth in strategic business services and delivering the best customer experience through a unified brand."

Fiber and Data Segment (before inter-segment eliminations)
•	Fourth quarter Fiber and Data revenue totaled $17.3 million, up 5 percent year over year. This improvement is the result of 7 percent growth in business revenue and 3 percent growth in wholesale revenue within this segment.
•	Costs and expenses for the segment totaled $15.1 million, up 11 percent driven by our investments in resources to support this segment's revenue growth and due to increased depreciation.
•	Fiber and Data Segment operating income totaled $2.1 million, a $610,000 decrease year over year.
•	Net income totaled $1.4 million, a $350,000 decrease from the fourth quarter 2012.

Equipment Segment (before inter-segment eliminations)
•	Fourth quarter Equipment Segment revenue totaled $14 million, a 6 percent decrease year over year, driven by lower equipment hardware sales.
•	Equipment revenue was $10.3 million, a 22 percent decrease from a year ago and Support Services revenue was $3.7 million, an increase of 131 percent from fourth quarter 2012 driven by a higher level of professional services related to customer installations.
•	Total costs and expenses were 7 percent lower than one year ago due to lower equipment sales
•	Equipment Segment operating income totaled $577,000, an increase $179,000 year over year.
•	Net income totaled $404,000, a $135,000 increase from fourth quarter 2012.

Telecom Segment (before inter-segment eliminations)
•	Fourth quarter Telecom Segment revenue totaled $14.3 million, down 3 percent year over year.
Telecom results were affected by declines in network access, local service and other legacy service revenue, due to access reform regulation, access line and minute-of-use erosion and increased competition.
•	DSL subscribers increased 5 percent and Digital TV subscribers were up 10 percent; boosting broadband revenue 8 percent year over year.

•	Costs and expenses totaled $12.3 million, and were down 3 percent year over year due to the company's focus on controlling expenses in this line of business in order to maximize free cash flow.
•	Net income totaled $1.4 million, down $31,000 compared to the fourth quarter 2012.

Total Company Capex, Depreciation and Amortization
Capital expenditures in the fourth quarter totaled $7.2 million, which is down from $11.5 million of capital expenditures in the fourth quarter 2012.

Depreciation and amortization expense increased $596,000 or 9 percent in the fourth quarter, primarily attributed to investments in capital expenditures associated with fiber network expansion and funding of success-based projects associated with routine capital expenditures to enhance our network.

Consolidated Fiscal 2013 Results
•	Revenue for 2013 totaled $189.2 million, a 3 percent increase from fiscal 2012. The increase was driven by higher revenue in Fiber and Data, and higher support service revenue from the Equipment Segment which more than offset declines in the Telecom segment.
•	Operating income in 2013 was $17.6 million, down 9 percent from 2012, and net income was $7.7 million, down $566,000 from 2012. Earnings per share totaled $0.57 in 2013, compared to $0.61 in 2012. An increase in depreciation and amortization expense caused the operating income decline.
•	EBITDA totaled $47 million, a 2 percent increase compared to 2012.
•	Fiber and Data Segment revenue totaled $67.9 million, an 11 percent increase from 2012.
•	Equipment Segment revenue was $61.7 million, up 3 percent from 2012.
•	Telecom Segment revenue was $57.9 million, down 4 percent from 2012.
•	Capital expenditures were $28 million, a decrease from the $30.4 million invested in 2012. Sixty-seven percent of the 2013 capex investments funded projects directly related to new, success-based, revenue generating opportunities.

Debt Position
Long-term debt and current maturities, including capitalized leases, totaled $135.2 million at Dec. 31, 2013.  The 2013 debt balance represents a year-over-year decrease of $1.6 million as a result of operating cash flow applied to ongoing debt reduction.

In the fourth quarter, the company closed on an amendment to its credit facility, which provides financing for six years through December 31, 2019, a reduction in interest costs, and expanded terms and features within the agreement.  The Company has an unused revolving credit line of $30 million within the credit facility, and access to additional term debt for acquisitions.

Dividend
HickoryTech increased its fourth quarter 2013 dividend 3.4 percent to $0.15 cents per share of HickoryTech common stock, representing the company's fifth dividend increase in the past six years.  The company declared the first quarter 2013 dividend of $0.15 payable March 5.  HickoryTech has paid a cash dividend to shareholders for more than 65 years.

"The strong free cash flow generated across our business segments allows us to invest in strategic growth initiatives, pay down debt and pay a shareholder dividend," added Finke.  "Being a vibrant communications provider for more than a century requires adaptability, stability and commitment.  We believe we are well positioned to deliver shareholder and customer value.  As the next step in our unified brand strategy, we will ask shareholder approval on our 2014 proxy to change our corporate name to Enventis Corporation aligning our service brand and corporate name."

Fiscal Outlook for 2014
The Company expects revenue in 2014 to be within a range of $189 million to $199 million.  Net income is expected to be in a range of $6.4 million to $8.4 million.  EBITDA is expected to be in a range of $47.0 to $49.5 million.  Capital expenditures are expected to be $24 million to $28 million with approximately 60 percent of capex expected for success-based opportunities. The company expects its year-end 2014 debt balance to be in a range of $133 million to $135 million.

Conference Call and Webcast
HickoryTech will hold a conference call and webcast on Tuesday, March 4 at 9 a.m. CT to review the company's fourth quarter and fiscal 2013 results. The conference call dial-in number is 877-372-0867, conference ID 90953264.   A simultaneous webcast with audio and presentation will be available at http://investor.hickorytech.com.

About HickoryTech
HickoryTech Corporation is a leading communications provider serving business and residential customers in the upper Midwest and is doing business as Enventis.  With headquarters in Mankato, Minn., the corporation has 500 employees and an expanded, multi-state fiber network spanning more than 4,200 route miles serving Minnesota, Iowa, North Dakota and South Dakota. The company provides IP-based voice and data solutions, MPLS networking, data center and managed hosted services and communication systems to businesses across a five-state region.  The company also offers broadband Internet, Digital TV, voice and data services to businesses and consumers in southern Minnesota and northwest Iowa. The Company trades on the NASDAQ, symbol: HTCO, and is a member of the Russell 2000 Index.  For more information, visit www.enventis.com.

Non-GAAP Measures
To supplement the Company's financial statements presented in accordance with GAAP, the Company provides certain non-GAAP financial measures of financial performance and position. The Company's reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results.  These non-GAAP measures are provided to enhance investors' overall understanding of the Company's current financial performance, financial position and ability to generate cash flows. In many cases non-GAAP financial measures are used by analysts and investors to evaluate the Company's performance and financial position. Reconciliation to the nearest GAAP measure included in this press release can be found in the financial table included below.

Forward-looking statement
 Certain statements included in this press release that are not historical facts are "forward-looking statements." Such forward-looking statements are based on current expectations, estimates and projections about the industry in which HickoryTech operates and management's beliefs and assumptions. The forward-looking statements are subject to uncertainties. These statements are not guarantees of future performance and involve certain risks, uncertainties and probabilities. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. HickoryTech undertakes no obligation to update any of its forward-looking statements, except as required by law.

###

Consolidated Statements of Income
(unaudited)

	Three Months Ended December 31%			Twelve Months Ended December 31%
(Dollars in thousands, except share data)	2013	2012	Change	2013	2012	Change
Operating revenue:
Services	$35,860	$33,317	8%	$137,735	$130,977	5%
Equipment	10,342	13,265	-22%	51,465	52,219	-1%
Total operating revenue	46,202	46,582	-1%	189,200	183,196	3%

Costs and expenses:
Cost of sales, excluding depreciation and amortization	10,005	11,390	-12%	45,016	45,054	0%
Cost of services, excluding depreciation and amortization	16,871	16,164	4%	67,847	63,753	6%
Selling, general and administrative expenses	7,310	6,987	5%	28,759	28,257	2%
Asset impairment	-	-		638	-
Depreciation and amortization	7,547	6,951	9%	29,322	26,746	10%
Total costs and expenses	41,733	41,492	1%	171,582	163,810	5%

Operating income	4,469	5,090	-12%	17,618	19,386	-9%

Interest and other income	3	7	-57%	19	44	-57%
Interest expense	(1,194)	(1,114)	7%	(4,619)	(5,749)	-20%
Income before income taxes	3,278	3,983	-18%	13,018	13,681	-5%
Income tax provision	1,355	1,458	-7%	5,286	5,383	-2%

Net income	$1,923	$2,525	-24%	$7,732	$8,298	-7%

Basic earnings per share	$0.14	$0.19	-26%	$0.57	$0.62	-8%
					$0.91	-24%
Basic weighted average common shares outstanding	13,561,444	13,455,561		13,548,007	13,409,743

Diluted earnings per share	$0.14	$0.19	-26%	$0.57	$0.61	-7%
						-24%
Diluted weighted average common and equivalent shares outstanding	13,629,217	13,467,926		13,606,217	13,528,039

Dividends per share	$0.15	$0.145	3%	$0.585	$0.565	4%

Consolidated Balance Sheets
(unaudited)

(Dollars and Share Data in Thousands)	December 31, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$7,960	$8,305
Receivables, net of allowance for doubtful accounts of $370 and $278	26,073	22,530
Inventories	1,668	6,201
Income taxes receivable	970	596
Deferred income taxes, net	2,660	1,887
Prepaid expenses	2,545	2,092
Other	1,386	1,399
Total current assets	43,262	43,010

Investments	3,414	3,213

Property, plant and equipment	461,712	437,623
Accumulated depreciation and amortization	(280,386)	(254,664)
Property, plant and equipment, net	181,326	182,959

Other assets:
Goodwill	29,028	29,028
Intangible assets, net	4,088	4,811
Deferred costs and other	5,762	5,283
Total other assets	38,878	39,122

Total assets	$266,880	$268,304

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$3,163	$5,818
Extended term payable	8,879	8,115
Deferred revenue	6,056	7,362
Accrued expenses and other	10,443	10,881
Financial derivative instruments	242	-
Current maturities of long-term obligations	1,586	1,648
Total current liabilities	30,369	33,824

Long-term liabilities:
Debt obligations, net of current maturities	133,621	135,133
Accrued income taxes	244	236
Deferred revenue	2,705	1,085
Financial derivative instruments	1,184	2,432
Accrued employee benefits and deferred compensation	12,344	12,481
Deferred income taxes	37,103	34,265
Total long-term liabilities	187,201	185,632

Total liabilities	217,570	219,456

Commitments and contingencies

Shareholders' equity:
Common stock, no par value, $0.10 stated value
Shares authorized: 100,000
Shares issued and outstanding: 15,569 in 2013 and 13,519 in 2012	1,357	1,352
Additional paid-in capital	16,462	15,950
Retained earnings	30,782	30,987
Accumulated other comprehensive income	709	559
Total shareholders' equity	49,310	48,848

Total liabilities and shareholders' equity	$266,880	$268,304

Fiber and Data Segment
(unaudited)

	Three Months Ended December 31			Twelve Months Ended December 31
(Dollars in thousands)	2013	2012	% Change	2013	2012	% Change
Revenue before intersegment eliminations:
Business	$9,407	$8,807	7%	$36,770	$31,847	15%
Wholesale	7,633	7,378	3%	30,256	28,262	7%
Intersegment	221	230	-4%	869	831	5%
Total Fiber and Data revenue	17,261	16,415	5%	67,895	60,940	11%

Cost of services
(excluding depreciation and amortization)	8,597	8,008	7%	34,343	29,827	15%
Selling, general and administrative expenses	3,351	2,912	15%	13,196	11,389	16%
Asset impairment	-	-		638	-
Depreciation and amortization	3,196	2,768	15%	11,992	9,923	21%
Total costs and expenses	15,144	13,688	11%	60,169	51,139	18%

Operating income	$2,117	$2,727	-22%	$7,726	$9,801	-21%
Net income	$1,375	$1,725	-20%	$4,700	$5,933	-21%

Capital expenditures	$5,024	$7,854	-36%	$15,662	$19,812	-21%

Equipment Segment
(unaudited)

	Three Months Ended December 31			Twelve Months Ended December 31
(Dollars in thousands)	2013	2012	% Change	2013	2012	% Change
Revenue before intersegment eliminations:
Equipment	$10,342	$13,265	-22%	$51,465	$52,219	-1%
Support Services	3,650	1,582	131%	10,218	7,914	29%
Total Equipment revenue	13,992	14,847	-6%	61,683	60,133	3%

Cost of sales
(excluding depreciation and amortization)	10,005	11,390	-12%	45,016	45,054	0%
Cost of services
(excluding depreciation and amortization)	1,849	1,563	18%	7,155	6,704	7%
Selling, general and administrative expenses	1,432	1,409	2%	5,672	5,568	2%
Depreciation and amortization	129	87	48%	477	300	59%
Total costs and expenses	13,415	14,449	-7%	58,320	57,626	1%

Operating income	$577	$398	45%	$3,363	$2,507	34%
Net income	$404	$269	50%	$2,058	$1,523	35%

Capital expenditures	$-	$189	-100%	$992	$364	173%

Telecom Segment
(unaudited)

	Three Months Ended December 31%			Twelve Months Ended December 31%
(Dollars in thousands)	2013	2012	Change	2013	2012	Change
Revenue before intersegment eliminations:
Local Service	$2,795	$3,054	-8%	$11,464	$12,955	-12%
Network Access	4,304	4,831	-11%	17,800	19,160	-7%
Broadband	5,286	4,909	8%	20,773	19,748	5%
Other	1,518	1,624	-7%	6,273	6,769	-7%
Intersegment	401	374	7%	1,636	1,454	13%
Total Telecom revenue	$14,304	$14,792	-3%	$57,946	$60,086	-4%

Total Telecom revenue before intersegment eliminations
Unaffiliated Customers	$13,903	$14,418		$56,310	$58,632
Intersegment	401	374		1,636	1,454
	14,304	14,792		57,946	60,086

Cost of services (excluding depreciation and amortization)	6,530	6,706	-3%	26,983	27,819	-3%
Selling, general and administrative expenses	2,078	2,267	-8%	8,593	9,329	-8%
Depreciation and amortization	3,655	3,669	0%	14,852	15,150	-2%
Total costs and expenses	12,263	12,642	-3%	50,428	52,298	-4%

Operating income	$2,041	$2,150	-5%	$7,518	$7,788	-3%

Net income	$1,351	$1,382	-2%	$4,603	$4,743	-3%

Capital expenditures	$1,998	$2,634	-24%	$9,782	$7,560	29%

Key Metrics
Business access lines	19,099	20,251	-6%
Residential access lines	20,620	22,145	-7%
Total access lines	39,719	42,396	-6%
Digital Subscriber Line customers	20,983	19,985	5%
Digital TV customers	11,671	10,640	10%

Reconciliation of Non-GAAP Measures

	Three Months Ended December 31		Twelve Months Ended December 31
(Dollars in thousands)	2013	2012	2013	2012
Reconciliation of consolidated net income to EBITDA:
Net income	$1,923	$2,525	$7,732	$8,298
Add:
Depreciation and amortization	7,547	6,951	29,322	26,746
Interest expense	1,194	1,114	4,619	5,749
Income taxes	1,355	1,458	5,286	5,383
EBITDA	12,019	12,048	46,959	46,176
Adjustments allowed under our credit agreement:
Asset impairment	-	-	638	833
EBITDA per our credit agreement	$12,019	$12,048	$47,597	$47,009

	Year Ending
	December 31, 2014
(Dollars in thousands)	Guidance Range
Reconciliation of net income to 2014 EBITDA guidance:	Low	High
Projected net income	$6,400	$8,400
Add back:
Depreciation and amortization	31,800	31,400
Interest expense	4,500	4,100
Taxes	4,300	5,600
Projected EBITDA guidance	$47,000	$49,500